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EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in (a) Amendment No. 3 to the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of AirSensors, Inc. and in the related Prospectus, (b) Amendment No. 1 to the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of AirSensors, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of AirSensors, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-3, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of AirSensors, Inc., and (e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, of our report dated June
27, 1997, except for Note 14, as to which the date is August 11, 1997, with respect to the consolidated financial statements and financial statement schedule of AirSensors, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 1997.







                                                   /s/ Ernst & Young LLP
Los Angeles, California
August 11, 1997